Service Corporation International Announces Third Quarter 2015 Financial Results And Provides Fourth Quarter Outlook For 2015 And Preliminary Outlook For 2016

- Conference call on Thursday, October 29, 2015, at 8:00 a.m. Central Time.

HOUSTON, Oct. 28, 2015 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter 2015. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$714.5	$718.3	$2,217.0	$2,210.6
Operating income	$124.6	$135.1	$393.2	$387.3
Net income attributable to common stockholders	$47.4	$17.7	$161.4	$84.7
Diluted earnings per share	$0.23	$0.08	$0.78	$0.39
Earnings from continuing operations excluding special items(1)	$45.9	$49.6	$168.7	$159.9
Diluted earnings per share from continuing operations excluding special items(1)	$0.23	$0.23	$0.82	$0.74
Diluted weighted average shares outstanding	203.4	213.0	206.0	215.4
Net cash provided by operating activities	$114.1	$85.4	$396.6	$256.2
Net cash provided by operating activities excluding special items(1)	$124.9	$123.2	$424.6	$385.3

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items was $0.23 in both the third quarter of 2015 and the third quarter of 2014. The favorable impact of higher cemetery sales production, a lower share count, and a lower tax rate was offset by the negative effect of lower funeral case volume, the devaluation of the Canadian dollar, and lower trust fund income related to financial market conditions during the quarter.
  Net cash provided by operating activities excluding special items increased 1.4% to $124.9 million in the third quarter of 2015 compared to $123.2 million in the prior year quarter, despite a $24.9 million increase in cash taxes paid.
  During the third quarter, we returned $177.4 million to our shareholders through a combination of share repurchases and dividends.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the third quarter of 2015:

"Coming off a strong first half of 2015 benefiting from an elevated flu season, we expected the quarter over quarter earnings comparisons would be challenging in the back half of the year. For the quarter, continued success in driving preneed cemetery sales production, growth in the non-funeral home channel, and shrinking our equity base was offset by lower funeral case volume, negative currency trends, and challenges in the financial markets. We believe our long-term value creation plan is on track as we continue to drive customer value, grow differentially through preneed sales, and deploy our capital wisely as we continue to be increasingly impacted by the aging of the baby-boomer generation."

REVIEW OF RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2015

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Funeral:
Atneed revenue	$254.3	$266.9	$820.4	$832.8
Funeral home matured preneed revenue	124.5	128.6	404.1	431.4
Core revenue	378.8	395.5	1,224.5	1,264.2
Non-funeral home matured preneed revenue	5.7	5.2	18.0	16.2
Recognized preneed revenue	25.7	22.6	74.2	65.1
Other revenue	39.0	35.6	111.7	102.0
Total revenue	$449.2	$458.9	$1,428.4	$1,447.5

Gross profit	$77.0	$89.7	$298.9	$310.1
Gross margin percentage	17.1%	19.5%	20.9%	21.4%

Funeral services performed	73,874	76,306	239,153	245,216
Average revenue per service	$5,205	$5,251	$5,195	$5,221

Cemetery:
Atneed revenue	$74.4	$74.6	$225.6	$228.5
Recognized preneed revenue	162.5	152.4	461.5	432.4
Core revenue	236.9	227.0	687.1	660.9
Other revenue	28.4	32.4	101.5	102.1
Total revenue	$265.3	$259.4	$788.6	$763.0

Gross profit	$64.9	$58.6	$187.7	$160.3
Gross margin percentage	24.5%	22.6%	23.8%	21.0%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended September 30, 2015 and 2014. We consider comparable operations to be those owned for the entire period beginning January 1, 2014 and ending September 30, 2015.

(Dollars in millions, except average revenue per service and average revenue per contract sold)

	Three Months Ended September 30,
	2015	2014	$	%
Comparable revenue:
Atneed revenue(1)	$251.6	$261.6	$(10.0)	(3.8)%
Funeral home matured preneed revenue(2)	123.8	124.1	(0.3)	(0.2)%
Core revenue(3)	375.4	385.7	(10.3)	(2.7)%
Non-funeral home matured preneed revenue(4)	5.6	5.2	0.4	7.7%
Recognized preneed revenue(5)	25.2	22.3	2.9	13.0%
Other revenue(6)	38.7	35.3	3.4	9.6%
Total comparable revenue	$444.9	$448.5	$(3.6)	(0.8)%

Comparable gross profit	$77.8	$89.3	$(11.5)	(12.9)%
Comparable gross margin percentage	17.5%	19.9%

Comparable funeral services performed:
Atneed	45,308	46,901	(1,593)	(3.4)%
Funeral home matured preneed	21,491	21,435	56	0.3%
Total core	66,799	68,336	(1,537)	(2.2)%
Non-funeral home matured preneed	6,249	5,660	589	10.4%
Total comparable funeral services performed	73,048	73,996	(948)	(1.3)%

Comparable average revenue per service:
Atneed	$5,553	$5,577	$(24)	(0.4)%
Funeral home matured preneed	5,760	5,790	(30)	(0.5)%
Total core	5,620	5,644	(24)	(0.4)%
Non-funeral home matured preneed	897	913	(16)	(1.8)%
Total comparable average revenue per service	$5,216	$5,282	$(66)	(1.2)%

Total comparable average revenue per service, excluding the impact of foreign currency fluctuations	$5,335	$5,322	$13	0.2%

Comparable preneed sales production:
Total preneed sales	$200.5	$190.2	$10.3	5.4%
Total preneed contracts sold	43,441	41,168	2,273	5.5%
Average revenue per contract sold	$4,615	$4,621	$(6)	(0.1)%
Average revenue per contract sold, excluding the impact of foreign currency fluctuations	$4,695	$4,652	$43	0.9%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)	Funeral home matured preneed revenue represents merchandise and services sold on a preneed contract through one of our funeral homes and delivered or performed once death has occurred.
(3)	Core revenue represents merchandise and services sold on an atneed contract or sold by one of our funeral homes on a preneed contract and delivered or performed once death has occurred.
(4)	Non-funeral home matured preneed revenue represents services sold on a preneed contract through one of our non-funeral home sales channels and performed once death has occurred.
(5)	Recognized preneed revenue represents merchandise and travel protection sold on a preneed contract and delivered before death has occurred.
(6)

Other revenue primarily comprises General Agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Comparable funeral revenue decreased by $3.6 million in the third quarter of 2015 compared to 2014 primarily from a $10.3 million decrease in core revenue. The core revenue decrease was due to a 2.2% decline in core funeral services performed and the 0.4% lower average revenue per service described below. This decrease was partially offset by growth in non-funeral home matured preneed revenue, recognized preneed revenue, and General Agency revenue.
  Core average revenue per service decreased 0.4% as inflationary pricing growth was offset by an unfavorable Canadian currency impact, an increase in cremation mix, and lower trust fund income related to the negative financial market conditions during the third quarter. Our comparable cremation rate of 51.7% in the third quarter of 2015 increased from 50.9% in the same period of 2014.
  Comparable gross profit decreased $11.5 million, or 12.9%, compared to the prior year quarter primarily due to the decrease in core revenues and inflationary increases in our fixed cost structure.
  Comparable preneed funeral sales production increased $10.3 million, or 5.4%, in the third quarter of 2015 compared to 2014.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended September 30, 2015 and 2014. We consider comparable operations to be those owned for the entire period beginning January 1, 2014 and ending September 30, 2015.

(Dollars in millions)	Three Months Ended September 30,
	2015	2014	$	%
Comparable revenue:
Atneed revenue(1)	$73.2	$72.3	$0.9	1.2%
Recognized preneed revenue(2)	161.4	149.5	11.9	8.0%
Core revenue(3)	234.6	221.8	12.8	5.8%
Other revenue(4)	28.0	31.3	(3.3)	(10.5)%
Total comparable revenue	$262.6	$253.1	$9.5	3.8%

Comparable gross profit	$64.0	$57.9	$6.1	10.5%
Comparable gross margin percentage	24.4%	22.9%

Comparable preneed and atneed sales production:
Property	$156.1	$140.0	$16.1	11.5%
Merchandise and services	129.3	121.5	7.8	6.4%
Discounts	(34.0)	(27.0)	(7.0)	25.9%
Preneed and atneed sales production	$251.4	$234.5	$16.9	7.2%
Recognition rate(5)	93.3%	94.6%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)	Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract that have been delivered or performed.
(3)	Core revenue represents property, merchandise, and services that have been delivered or performed.
(4)

Other revenue is primarily related to merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenue grew $9.5 million, or 3.8%, in the third quarter of 2015 compared to 2014 primarily from an increase in net preneed cemetery property sales production that was somewhat offset by lower recognized trust fund income related to financial market conditions during the quarter. Excluding an unfavorable Canadian currency impact, revenue grew $12.5 million, or 4.9%.
  Preneed cemetery sales production increased $15.1 million, or 9.2%, in the current quarter compared to same period last year. This increase was driven by strong growth in the number of preneed property contracts sold as well as a healthy increase in the average sale, which was partially offset by an unfavorable Canadian currency impact.
  Comparable cemetery gross profit increased $6.1 million and the gross margin percentage increased 150 basis points to 24.4% in the current quarter primarily driven by the increases in recognized cemetery property sales. Excluding an unfavorable Canadian currency impact, gross profit increased $8.0 million, or 13.7% and the gross margin increased 190 basis points to 24.8%.

Other Financial Results

General and administrative expenses decreased $11.6 million to $28.2 million in the third quarter of 2015 compared to the same period of 2014. The prior year included $10.7 million of costs related to the integration of Stewart and $2.9 million of system integration and other costs. Excluding these one-time costs, general and administrative expenses increased an anticipated $2.0 million over the prior year, which is primarily due to collections on insurance claims in the third quarter of 2014 that did not recur in 2015.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities, as reported	$114.1	$85.4	$396.6	$256.2
Premiums paid on early extinguishment	6.5	—	6.5	24.8
Stewart acquisition and transition costs	—	8.0	3.7	55.0
Legal defense fees and other matters	—	—	—	10.3
Excess tax benefits from share-based awards	4.3	8.2	17.3	20.7
Income tax payments associated with divestitures	—	18.1	—	18.1
Other	—	3.5	0.5	0.2
Net cash provided by operating activities excluding special items	$124.9	$123.2	$424.6	$385.3

Net cash provided by operating activities excluding special items increased $1.7 million to $124.9 million for the third quarter. The increase was due primarily to enhanced working capital from higher cash receipts associated with the increase in cemetery comparable preneed sales production and a decrease in payroll funding as a result of the timing of the Independence Day holiday. This increase was largely offset by higher cash tax payments of $24.9 million quarter over quarter.

A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Capital improvements at existing locations	$22.3	$21.3	$62.5	$50.6
Development of cemetery property	14.5	13.6	36.4	34.3
Construction of new funeral home facilities	3.2	2.9	5.8	10.3
Total capital expenditures	$40.0	$37.8	$104.7	$95.2

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and nine months ended September 30, 2015 is set forth below:

	Three Months	Nine Months
Preneed funeral	(6.3)%	(4.0)%
Preneed cemetery	(6.5)%	(3.9)%
Cemetery perpetual care	(2.8)%	(1.3)%
Combined trust funds	(5.2)%	(3.0)%

OUTLOOK

Our outlook for potential earnings and cash flow is as follows:

(In millions except per share amounts)	Fourth Quarter 2015 Outlook	2016 Preliminary Outlook
Diluted earnings per share from continuing operations excluding special items (1)	$0.36 to $0.39	$1.24 to $1.36
Net cash provided by operating activities excluding special items (1)	$75 to $100	$475 to $525
Capital improvements at existing facilities and development of cemetery property	Approx. $40	$140 to $150

(1)

Diluted earnings per share from continuing operations excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We historically reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities, however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our guidance for 2015 and 2016 excludes the following because this information is not currently available: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP financial measures".

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment, and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended September 30,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$47.4	$0.23	$17.7	$0.08
After-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(6.8)	(0.03)	25.9	0.12
Acquisition and transition costs	—	—	5.3	0.02
Losses (gains) on early extinguishment of debt	4.2	0.02	(1.0)	—
Other	1.1	0.01	1.7	0.01
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items	$45.9	$0.23	$49.6	$0.23

Diluted weighted average shares outstanding (in thousands)		203,444		213,010

(In millions, except diluted EPS)	Nine Months Ended September 30,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$161.4	$0.78	$84.7	$0.39
After-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(1.2)	—	20.1	0.10
Acquisition and transition costs	1.8	0.01	24.6	0.12
Losses on early extinguishment of debt	4.2	0.02	17.4	0.08
Legal defense fees and other matters	—	—	7.3	0.03
Other	2.5	0.01	5.8	0.02
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items	$168.7	$0.82	$159.9	$0.74

Diluted weighted average shares outstanding (in thousands)		205,950		215,365

Conference Call and Webcast

We will host a conference call on Thursday, October 29, 2015, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6441 with the passcode of 40989264. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 12, 2015 and can be accessed at (630) 652-3042 with the passcode of 40989264#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry is competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice legal claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2014 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2015, we owned and operated 1,540 funeral homes and 469 cemeteries (of which 262 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Marianne Gooch- Managing Director/ Corporate Communications	(713) 525-9167

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$714,525	$718,314	$2,216,996	$2,210,569
Costs and expenses	(572,581)	(570,016)	(1,730,373)	(1,740,167)
Gross profit	141,944	148,298	486,623	470,402
General and administrative expenses	(28,158)	(39,748)	(96,781)	(141,885)
Gains on divestitures and impairment charges, net	10,764	26,570	3,403	58,752
Operating income	124,550	135,120	393,245	387,269
Interest expense	(43,921)	(43,376)	(129,842)	(134,679)
Loss on early extinguishment of debt	(6,918)	—	(6,918)	(29,158)
Other income (expense), net	334	(9)	167	1,577
Income before income taxes	74,045	91,735	256,652	225,009
Provision for income taxes	(26,118)	(74,934)	(93,778)	(134,998)
Net income from continuing operations	47,927	16,801	162,874	90,011
Net income (loss) from discontinued operations, net of tax	—	884	(390)	846
Net income	47,927	17,685	162,484	90,857
Net income attributable to noncontrolling interests	(479)	(34)	(1,066)	(6,182)
Net income attributable to common stockholders	$47,448	$17,651	$161,418	$84,675
Basic earnings per share:
Net income attributable to common stockholders	$0.24	$0.08	$0.80	$0.40
Basic weighted average number of shares	199,310	210,820	201,729	212,009
Diluted earnings per share:
Net income attributable to common stockholders	$0.23	$0.08	$0.78	$0.39
Diluted weighted average number of shares	203,444	213,010	205,950	215,365
Dividends declared per share	$0.12	$0.09	$0.32	$0.25

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)

	September 30, 2015	December 31, 2014
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$141,950	$177,335
Receivables, net	81,777	109,050
Inventories	29,557	29,697
Other	67,458	80,774
Total current assets	320,742	396,856
Preneed funeral receivables, net and trust investments	1,734,444	1,843,023
Preneed cemetery receivables, net and trust investments	2,267,806	2,306,669
Cemetery property	1,745,939	1,739,216
Property and equipment, net	1,851,264	1,861,403
Goodwill	1,799,939	1,810,853
Deferred charges and other assets	628,768	624,248
Cemetery perpetual care trust investments	1,304,219	1,341,376
Total assets	$11,653,121	$11,923,644

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$449,725	$453,042
Current maturities of long-term debt	95,045	90,931
Income taxes	1,868	8,035
Total current liabilities	546,638	552,008
Long-term debt	3,046,414	2,963,794
Deferred preneed funeral revenue	548,211	540,164
Deferred preneed cemetery revenue	1,131,506	1,062,381
Deferred tax liability	452,610	448,824
Other liabilities	502,980	502,553
Deferred preneed receipts held in trust	2,932,684	3,148,884
Care trusts' corpus	1,304,574	1,327,658

Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 208,729,693 and 205,458,331 shares issued, respectively, and 197,125,709 and 204,866,770 shares outstanding, respectively	197,126	204,867
Capital in excess of par value	1,115,738	1,186,304
Accumulated deficit	(151,491)	(81,859)
Accumulated other comprehensive income	16,501	59,414
Total common stockholders' equity	1,177,874	1,368,726
Noncontrolling interests	9,630	8,652
Total equity	1,187,504	1,377,378
Total liabilities and equity	$11,653,121	$11,923,644

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$162,484	$90,857
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	390	(846)
Loss on early extinguishment of debt	6,918	29,158
Premiums paid on early extinguishment of debt	(6,549)	(24,804)
Depreciation and amortization	103,816	105,098
Amortization of intangible assets	23,536	27,792
Amortization of cemetery property	40,422	41,477
Amortization of loan costs	7,221	6,436
Provision for doubtful accounts	4,663	6,142
Provision for deferred income taxes	13,761	59,614
Gains on divestitures and impairment charges, net	(3,403)	(58,752)
Share-based compensation	10,717	9,742
Excess tax benefits from share-based awards	(17,266)	(20,727)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	11,724	(7,038)
Increase in other assets	(627)	(12,845)
Increase in payables and other liabilities	39,546	38,439
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	20,846	29,498
Increase (decrease) deferred preneed funeral revenue	9,922	(24,746)
Decrease in deferred preneed funeral receipts held in trust	(47,365)	(29,879)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(55,777)	(37,559)
Increase in deferred preneed cemetery revenue	70,995	34,388
Increase (decrease) in deferred preneed cemetery receipts held in trust	644	(5,355)
Other	—	1,131
Net cash provided by operating activities from continuing operations	396,618	257,221
Net cash used in operating activities from discontinued operations	—	(1,000)
Net cash provided by operating activities	396,618	256,221
Cash flows from investing activities:
Capital expenditures	(104,732)	(95,182)
Acquisitions	(41,430)	(10,815)
Proceeds from divestitures and sales of property and equipment	11,329	397,297
Net withdrawals (deposits) of restricted funds	8,066	(12,225)
Net cash (used in) provided by investing activities from continuing operations	(126,767)	279,075
Net cash provided by investing activities from discontinued operations	987	4,981
Net cash (used in) provided by investing activities	(125,780)	284,056
Cash flows from financing activities:
Proceeds from issuance of long-term debt	401,250	755,000
Debt issuance costs	(5,830)	(10,500)
Payments of debt	(145,171)	(222,958)
Early extinguishment of debt	(197,377)	(762,764)
Principal payments on capital leases	(20,421)	(21,979)
Proceeds from exercise of stock options	30,491	27,609
Excess tax benefits from share-based awards	17,266	20,727
Purchase of Company common stock	(305,488)	(130,162)
Payments of dividends	(64,068)	(53,026)
Purchase of noncontrolling interest	—	(15,000)
Bank overdrafts and other	(9,095)	(3,377)
Net cash used in financing activities	(298,443)	(416,430)
Net change in cash of discontinued operations	—	1,361
Effect of foreign currency on cash and cash equivalents	(7,780)	(548)
Net (decrease) increase in cash and cash equivalents	(35,385)	124,660
Cash and cash equivalents at beginning of period	177,335	141,599
Cash and cash equivalents at end of period	$141,950	$266,259